Exhibit 99.4

ELECTION FORM AND LETTER OF TRANSMITTAL

To accompany certificates representing shares of common stock, par value $1.00 per share,

of

SOUTHERN UNION COMPANY

If your Southern Union Company Stock Certificate(s) has been lost, stolen, misplaced or mutilated,

contact Computershare. See Instruction 3.

PLEASE RETURN IN THE ACCOMPANYING ENVELOPE OR

SEND BY OVERNIGHT DELIVERY

Method of delivery of the stock certificate(s) is at the option and risk of the owner thereof. See Instruction 5. Mail or send by overnight delivery service this Election Form and Letter of Transmittal, together with the certificate(s) described below representing your shares, to the Exchange Agent:

If delivering by mail:	By facsimile transmission:	If delivering by courier:
Computershare Trust Company, N.A.	For Eligible Institutions Only:	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	(617) 360-6810	c/o Voluntary Corporate Actions
P.O. Box 43011		Suite V
Providence, RI 02940-3011	For Confirmation Only Telephone	250 Royall Street
	for Eligible Institutions Only:	Canton, MA 02021
(781) 575-2332

For information, call the information agent for the transaction, Innisfree M&A Incorporated (“Innisfree”) at (877) 825-9806 (toll-free) or (212) 750-5833 (collect)

Pursuant to the terms of the Second Amended and Restated Agreement and Plan of Merger, dated as of July 19, 2011 (as amended, the “Merger Agreement”), by and among Energy Transfer Equity, L.P. (“ETE”), Sigma Acquisition Corporation, a wholly owned subsidiary of ETE and Southern Union Company (“Southern Union”), each Southern Union stockholder has the opportunity to elect to receive, as merger consideration for each share of Southern Union common stock that he, she or it owns, either $44.25 per outstanding share (a “Cash Election”) or 1.00 ETE common unit per outstanding share (an “Equity Election”), subject to certain limits, proration and adjustment as applicable and as set forth in the Merger Agreement. For a full discussion of the merger, the merger consideration and the effect of this election, see the Proxy Statement/Prospectus dated October 27, 2011 (the “Proxy Statement”).

The Election Form and Letter of Transmittal, together with either your (1) stock certificate(s) or confirmation of book-entry transfer, as applicable, or (2) Notice of Guaranteed Delivery, must be RECEIVED by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), no later than the election deadline, which will be 5:00 p.m., Eastern Time, on the twentieth (20th) business day following the date on which this Election Form and Letter of Transmittal is mailed (or such other later date as Southern Union and ETE shall agree) (the “Election Deadline”). ETE and Southern Union will publicly announce the Election Deadline at least five business days prior to such Election Deadline, but you are encouraged to return your Election Form and Letter of Transmittal as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by calling Innisfree at (877) 825-9806 (toll-free) or (212) 750-5833 (collect).

This election governs the merger consideration that you, as a stockholder of Southern Union, will receive if the merger is consummated. This election may also affect the tax consequences of the merger to you.

Upon your request, ETE will provide to you copies of any documents incorporated by reference into the Proxy Statement, including any documents that either ETE or Southern Union has filed with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, since the date of the Proxy Statement. Please see the sections entitled “Important Note About This Disclosure Document” and “Where You Can Find More Information” in the Proxy Statement for more information on how you can request these documents. Southern Union’s stockholders requesting documents should do so by                      to receive them before the election deadline.

DESCRIPTION OF SHARES OF SOUTHERN UNION COMMON STOCK SURRENDERED

Name(s) and Address of Registered Holder(s) (Please correct details if incorrect or fill in, if blank) (Please ensure name(s) appear(s) exactly as on Certificate(s)	Certificate No(s).	Number of Shares

TOTAL SHARES

Check the box below to make an election to receive (1) a Cash Election or (2) an Equity Election. If no box is checked, you will be deemed to have made an Equity Election with respect to your shares of Southern Union common stock.

ELECTION

I hereby elect to receive the following as consideration for my shares of Southern Union common stock:

☐ CASH ELECTION
Number of Southern Union shares to be exchanged for cash

☐ EQUITY ELECTION
Number of Southern Union shares to be
exchanged for ETE common units

You will be deemed to have made an EQUITY ELECTION if,

A.	You fail to follow the instructions to this “Election Form and Letter of Transmittal” or otherwise fail to make a valid election; or

B.	A completed “Election Form and Letter of Transmittal,” together with your Southern Union stock certificate(s) or confirmation of book-entry transfer, as applicable, is not actually received by the Exchange Agent by the Election Deadline.

FOR A DETAILED DESCRIPTION OF THE RESPECTIVE ELECTIONS, PLEASE REVIEW (i) THE PROXY STATEMENT, (ii) THE MERGER AGREEMENT AND (iii) THE ACCOMPANYING INSTRUCTIONS. THE ELECTION IS EXPRESSLY SUBJECT TO THE TERMS OF THE PROXY STATEMENT, MERGER AGREEMENT AND THE ACCOMPANYING INSTRUCTIONS.

To be effective, this Election Form and Letter of Transmittal must be properly completed, signed and delivered to the Exchange Agent, together with the certificates representing your Southern Union shares or confirmation of book-entry transfer, as applicable, and any required accompanying evidence of authority at the address above prior to the Election Deadline. Do not send this document or your Southern Union stock certificates to Southern Union or ETE.

The undersigned represent(s) that I (we) have full authority to surrender the certificate(s) described above for exchange without restriction. Please issue the ETE common units to be issued, and/or the check for the cash payable, to the undersigned in the merger, as applicable, in the name shown above and to the above address, unless special instructions are given in the boxes below.

SPECIAL ISSUANCE/PAYMENT INSTRUCTIONS Complete ONLY if the ETE common units and check are to be issued in a name which differs from the name on the surrendered certificate(s). Issue to:	SPECIAL DELIVERY INSTRUCTIONS Complete ONLY if the check is to be mailed to some address other than the address reflected above. Mail to:
Name(s):	Name(s):

Address:	Address:

(See Instruction 7)	(See Instruction 8)

REGISTERED HOLDER(S) MUST SIGN IN THE BOX BELOW

SIGNATURE(S) REQUIRED

Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate. If signature is by a trustee, executor, administrator, guardian, Attorney-in-fact, officer for a corporation in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 6 and 7.

Registered Holder

Title, if any

Important: Area Code/Phone No.

SIGNATURE(S) GUARANTEED

(IF REQUIRED)

See Instruction 7.

Unless the shares were tendered by the registered holder(s) of the common stock, or for the account of a member of a “Signature Guarantee Program”, Stock Exchange Medallion Program or New York Stock Exchange Medallion Signature Program (an “Eligible Institution”), your signature(s) must be guaranteed by an Eligible Institution.

Authorized Signature

Name of Firm

Address of Firm—Please Print

Also: Sign and provide your tax ID number on the Substitute Form W-9 provided herein or complete the appropriate Internal Revenue Service (“IRS”) Form W-8, as applicable.

INSTRUCTIONS

(Please read carefully the instructions below)

1. Election Deadline: For any election contained herein to be considered, this Election Form and Letter of Transmittal, properly completed and signed, together with the related Southern Union Company (“Southern Union”) common stock certificates, must be received by the exchange agent for the merger, Computershare Trust Company, N.A. (the “Exchange Agent” or “Computershare”), at the address set forth on the front of this Election Form and Letter of Transmittal no later than 5:00 P.M., Eastern Time, on the twentieth (20th) business day following the date on which this Election Form and Letter of Transmittal is mailed (or such other later date as Southern Union and ETE shall agree) (the “Election Deadline”).

ETE and Southern Union will publicly announce the Election Deadline at least five business days prior to such Election Deadline, but you are encouraged to return your Election Form and Letter of Transmittal as promptly as practicable. You may also obtain up-to-date information regarding the Election Deadline by calling the information agent for the transaction, Innisfree M&A Incorporated, at (877) 825-9806 (toll-free) or (212) 750-5833 (collect).

The Exchange Agent, in its sole discretion, will determine whether any Election Form and Letter of Transmittal is received on a timely basis and whether an Election Form and Letter of Transmittal has been properly completed.

2. Revocation or Change of Election Form: Any Election Form and Letter of Transmittal may be revoked or changed by written notice from the person submitting such form to the Exchange Agent, but to be effective such notice must be received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent will have discretion to determine whether any revocation or change is received on a timely basis and whether any such revocation or change has been properly made.

3. Surrender of Certificate(s), Lost Certificate(s): For any election contained herein to be effective, this Election Form and Letter of Transmittal must be accompanied by the certificate(s) evidencing your shares or confirmation of book-entry transfer, as applicable, and any required accompanying evidence of authority. If your certificate(s) has been lost, stolen, misplaced or destroyed, contact Computershare at (877) 825-9806 prior to submitting this Election Form and Letter of Transmittal.

4. Termination of Merger Agreement: In the event of termination of the Merger Agreement, the Exchange Agent will promptly return stock certificates representing shares of Southern Union common stock via registered mail or through a book-entry transfer for shares held in street name. The Exchange Agent and Southern Union will use their commercially reasonable efforts to facilitate return of Southern Union stock certificates in the event of termination of the Merger Agreement, but return of certificates other than by registered mail will only be made at the expense, written direction and risk of the requesting Southern Union stockholder, accompanied by a pre-paid, pre-addressed return courier envelope sent to the Exchange Agent.

5. Method of Delivery: Your Election Form and Letter of Transmittal, together with your stock certificate(s) or confirmation of book-entry transfer, as applicable, must be sent or delivered to the Exchange Agent. Do not send them to ETE or Southern Union. The method of delivery (mail, overnight delivery service) of stock certificates to be surrendered to the Exchange Agent at the address set forth on the front of the Election Form and Letter of Transmittal is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received. If the stock certificate(s) are sent by mail, registered mail with return receipt requested and properly insured is suggested. A return envelope is enclosed.

6. New Certificate/Check Issued In the Same Name: If the ETE common units to be issued, and/or the check for the cash payable, to the undersigned in the merger, as applicable, are to be issued in the same name as the surrendered stock certificate(s), the Election Form and Letter of Transmittal must be completed and signed exactly as the surrendered certificate is registered in Southern Union’s transfer records. Do not sign the certificate(s) surrendered herewith if (1) such certificate(s) are submitted by the registered owner of the shares represented by such certificate(s) who has not completed the section entitled “Special Issuance/Payment Instructions” or (2) such certificate(s) are submitted for the account of an Eligible Institution (as defined below). If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign the Election Form and Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Election Forms and Letters of Transmittal as there are different registrations. Election forms and Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such on the applicable registration must be accompanied by proper evidence of the signing person’s authority to act.

7. Special Issuance/Payment Instructions: If checks and ETE common units are to be made payable to or registered in other than the name(s) that appear(s) on the surrendered certificate(s), indicate the name(s) and address in this box. The stockholder(s) named will be considered the record owner(s) and must complete the section entitled “Signatures Required” and the Substitute Form W-9. If the section entitled “Special Issuance/Payment Instructions” is completed, then signatures on this Election Form and Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each, an “Eligible Institution”). If the surrendered stock certificates are registered in the name of a person other than the person signing this Election Form and Letter of Transmittal, or if issuance is to be made to a person other than the person signing this Election Form and Letter of Transmittal or if the issuance is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

8. Special Delivery Instructions: If checks are to be delivered to other than the name(s) that appear on the surrendered certificate(s) or to the registered holders of the existing certificates at an address other than that appearing on the Election Form and Letter of Transmittal indicate the name(s) and address in this box.

9. Substitute Form W-9: Under the Federal income tax law, a non-exempt stockholder is required to provide the Exchange Agent with such stockholder’s correct Taxpayer Identification Number (“TIN”) on the enclosed Substitute Form W-9. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to 28% federal income tax withholding on the payment of any cash. The surrendering stockholder must check the box in Part III if a TIN has not been issued and the stockholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 28% on all payments to such surrendering stockholders of any cash consideration due for their former shares. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details of what TIN to give the Exchange Agent. Exempt stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. To prevent possible erroneous backup withholding, an exempt stockholder should indicate their exempt status on Substitute Form W-9. See the enclosed Substitute Form W-9 guidelines for additional instructions. In order for a nonresident alien or foreign entity to qualify as exempt from U.S. federal withholding tax and backup withholding, such person must submit an appropriate IRS Form W-8 signed under penalties of perjury attesting to such exempt status. Such form can be obtained from the Exchange Agent.